Exhibit 99.1

Press Release
Media contact:	Investor contact:
Mike Jacobsen, APR	Christine Marchuska, CAIA
+1 330 490 3796	+1 607 206 9212
michael.jacobsen@dieboldnixdorf.com	christine.marchuska@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
Feb. 10, 2022

Diebold Nixdorf Reports 2021 Fourth Quarter and Full-Year Financial Results
Please visit http://www.dieboldnixdorf.com/earnings for a comprehensive shareholder letter and additional content

HUDSON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its 2021 fourth quarter and full-year financial results.

Key Financial Highlights
•Exceeded high end of our outlook range for free cash flow with $101M amid the continued challenging macro environment; generated net cash from operations of $123M
•Ended 2021 with strong Retail segment revenue, up 14% on a GAAP full-year basis and up 10% on a constant currency basis, outpacing the market in self-checkout (SCO) products, particularly in Europe
•Backlog remained robust, ending the year up approximately 11% over 2020, providing a strong foundation for upcoming periods

Business Highlights
•Banking
◦Experienced strong growth in Americas Banking in 2021, which saw year-over-year order entry growth of more than 15% compared with 2020
◦Expanded our relationship with a top-five U.S.-based financial institution to deploy DN Series™ cash recyclers, providing an opportunity to grow the relationship with the bank to meet the evolving needs of their consumers
◦Reached a milestone in 2021 with approximately 150,000 self-service devices now connected to our DN AllConnect Data EngineSM, which leverages real-time Internet of Things connections from our deployed units representing ~122% growth over 2020
•Retail
◦Continued to drive strong demand for our SCO products, outpacing the market in growth of SCO devices and benefiting from a strong attachment rate for these systems
◦Deepened our relationship with a major U.K.-based retailer, continuing their checkout transformation by securing a ~$9M contract for more than 2,000 additional SCOs with a five-year maintenance contract
◦Expanded our relationship with a U.S.-based chain of specialty discount stores with a ~$2.5M contract for our systems and services across 180 locations
•Growth initiatives
◦Secured a ~$6M managed services contract renewal with a German financial institution, Degussa Bank, including additional new services and a term extension of three years across 60 branches and over 80 self-service locations
◦Went live with one of Austria’s leading furniture retailers with a five-year contract for our cloud-enabled Vynamic™-as-a-Service concept, including our Vynamic Engage Advanced Promotions package
◦Made significant strides with Diebold Nixdorf’s service capabilities to electric vehicle (EV) charging station manufacturers and providers, and announced a notable win in January 2022 with Compleo, one of the leading full-service providers of charging technology in Europe

Jeff Rutherford, Diebold Nixdorf executive vice president and chief financial officer, said: "In the fourth quarter, our operations and supply chain teams performed exceptionally well against a challenging, but slowly improving, supply chain and logistics environment. We delivered on customer commitments and continued to advance our core objectives. Our performance in 2021 shows that we are an agile company focused on sound execution, well-positioned to capitalize on the strong demand for our solutions as the market and consumers become increasingly more focused on self-service automation.

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“Looking forward, we are providing the following 2022 outlook: The company expects total revenue of $4.0 billion to $4.2 billion, which reflects approximately $150 million in revenue deferral from 2021 to 2022, and organic and pricing growth partially offset by modeled divestitures and terminated low-profit service contracts and potential ongoing logistics and supply chain disruptions. While we are very encouraged by the demand environment for our solutions, our guidance range also reflects caution regarding the timing of global logistics and supply chain environments. Our adjusted EBITDA outlook takes into account gross profit growth due to increased revenue and a modeled gross margin expansion of approximately 100 basis points partially offset by an increase in operating expenses. It should be noted that our free cash flow guidance does not reflect any benefit from a potential debt refinancing. In the year ahead, we look forward to moving past the global macro challenges by leveraging our mitigation strategies and delivering increased value for our stakeholders.”

Full-year 2022 Outlook

Total Revenue	$4.0B - $4.2B
Adjusted EBITDA (non-GAAP measure)[1]	$440M - $460M
Free cash flow (non-GAAP measure)[2]	$130M - $150M
Return on Invested Capital (non-GAAP measure)[1,3]	~17%

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Management will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

1 - With respect to the company’s adjusted EBITDA and Return on Invested Capital (ROIC) outlook for 2022, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
2 - Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities from continuing operations less capital expenditures, less cash used for capitalized software development, and excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use of cash for the settlement of foreign exchange derivative instruments, and excluding the use of cash for the termination of certain interest rate swaps due to the debt refinancing in Q3 2020, and including the proceeds from the surrender of company-owned life insurance policies. With respect to the company’s non-GAAP free cash flow outlook for 2022, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measure calculated and presented in accordance with GAAP without unreasonable effort. This measure primarily excludes the future impact of changes in cash of assets held for sale, cash used for M&A activities and the settlement of foreign exchange derivative instruments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net cash provided (used) by operating activities calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
3 - ROIC is defined as tax-effected adjusted operating profit (NOPAT), utilizing an estimated 30% effective tax rate, divided by average invested capital for the period.

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Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow (use) and unlevered free cash flow (use), net debt, EBITDA, adjusted EBITDA, segment gross profit, segment gross margin and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the secured and unsecured senior notes. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Unlevered free cash flow (use) provides incremental visibility into the company's liquidity by excluding cash used for interest payments from free cash flow (use). For more information, please refer to the section, "Notes for Non-GAAP Measures."
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Forward-Looking Statements
This press release contains statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated operating results, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others:

•the overall impact of global supply chain complexities on the company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the company’s reliance on suppliers, subcontractors and availability of raw materials and other components
•the ultimate impact of the ongoing COVID-19 pandemic, including further adverse effects to the company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations
•the company's ability to continue to sustain benefits from its cost-reduction initiatives and to achieve benefits from its growth and other strategic initiatives;
•the success of the company’s new products, including its DN Series line and EASY family of retail checkout solutions;
•the impact of a cybersecurity breach or operational failure on the company's business;
•the company's ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt;
•the company’s ability to attract, retain and motivate key employees;
•changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;
•the company's ability to successfully manage acquisitions, divestitures, and alliances;
•the outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG and the merger/squeeze-out;
•the impact of market and economic conditions, including the proliferation of cash and any deterioration or disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce the company’s customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•competitive pressures, including pricing pressures and technological developments;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations;
•the company's ability to maintain effective internal controls;
•unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the company’s ability to comply with government regulations; and
•other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and in other documents the company files with the SEC.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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Summary Financial Results
($ in millions, except per share data)

	Three Months Ended
	December 31, 2021		December 31, 2020		% Change
	GAAP	Non-GAAP[4]	GAAP	Non-GAAP[4]	GAAP		Non-GAAP
Total net sales	$1,059.6	$1,059.6	$1,105.9	$1,105.9	(4.2)		(4.2)
Gross profit	$258.3	$270.4	$276.5	$296.0	(6.6)		(8.6)
Operating profit	$49.4	$109.4	$5.7	$104.7	766.7		4.5
Operating margin	4.7%	10.3%	0.5%	9.5%	420	bps	80	bps
Net income (loss)	$(37.6)	$6.0	$(50.4)	$35.5	25.4		(83.1)
Diluted earnings/(loss) per share	$(0.49)	$0.06	$(0.66)	$0.44	25.8		(86.4)
Adjusted EBITDA		$126.2		$128.1			(1.5)
•Total net sales decreased 4.2%, or $46.3 million YoY, primarily due to a $22.0 headwind from exchange rate differences, and a $13.2 million reduction from divested businesses. The remainder of the revenue decrease is the result of supply chain delays which have delayed revenue recognition into 2022.
•Non-GAAP operating profit improved 4.5% YoY to $109.4 million and non-GAAP operating profit margin increased 80 basis points YoY to 10.3% despite raw material and freight price increases.

	Q4 2021	Q4 2020	YTD 12/31/2021	YTD 12/31/2020
Net cash provided (used) by operating activities (GAAP measure)	$414.8	$214.7	$123.3	$18.0
Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	7.8	(13.1)	21.0	24.6
Excluding the (proceeds)/use of cash for the settlement of foreign exchange derivative instruments	(0.1)	0.5	4.5	32.3
Excluding the termination of certain interest rate swaps due to debt refinancing	—	4.0	—	10.3
Proceeds from the surrender of company-owned life insurance policies	—	—	—	16.1
Capital expenditures[5]	(5.8)	(15.3)	(16.9)	(27.5)
Capitalized software development	(9.5)	(5.0)	(31.1)	(17.2)
Free cash flow (non-GAAP measure)	$407.2	$185.8	$100.8	$56.6

Add back: cash interest	27.5	30.3	175.1	138.1
Unlevered free cash flow (non-GAAP measure)	$434.7	$216.1	$275.9	$194.7
•Net cash provided by operating activities of $414.8 million in the fourth quarter increased $200.1 million YoY primarily due to improved collections, tight control of DPO and reduced restructuring and transformation spending.
•Free cash flow of $407.2 million for the fourth quarter increased $221.4 million YoY primarily due to the increased cash provided by operating activities, as well as reduced capital spending.

.
4 - See note 1 for GAAP to Non-GAAP adjustments to gross profit; operating expenses, which include selling and administrative expense and research, development and engineering expense; note 2 for adjusted EBITDA; and note 3 for adjusted net income/loss and adjusted EPS.
5 - For purposes of this reconciliation, capital expenditures in 2021 excludes $3.3M of capital spending related to the company's new Ohio facilities. In Q4 2020, the company received proceeds of $7.2M for the sale of its previous headquarters. As 2020 free cash flow was not impacted by the $7.2M proceeds from sale, we have excluded the reinvestment of a portion of those proceeds into the new facilities from 2021 capital expenditures.
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Financial Results of Operations and Segments
($ in millions)
Revenue Summary by Reportable Segments - Unaudited
Three months ended December 31, 2021 compared to December 31, 2020

	Three Months Ended
	December 31,
	2021	2020	% Change	% Change in CC6
Segments
Eurasia Banking
Services	$160.2	$187.8	(14.7)	(11.8)
Products	175.4	184.1	(4.7)	(1.7)
Software	40.9	46.8	(12.6)	(10.1)
Total Eurasia Banking	376.5	418.7	(10.1)	(7.2)

Americas Banking
Services	205.2	218.2	(6.0)	(5.8)
Products	145.7	125.2	16.4	18.0
Software	35.5	31.4	13.1	12.7
Total Americas Banking	386.4	374.8	3.1	3.6

Retail
Services	113.2	119.8	(5.5)	(3.5)
Products	135.0	144.6	(6.6)	(4.7)
Software	48.5	48.0	1.0	3.9
Total Retail	296.7	312.4	(5.0)	(2.9)

Total net sales	$1,059.6	$1,105.9	(4.2)	(2.2)

Year ended December 31, 2021 compared to December 31, 2020

	Year Ended
	December 31,
	2021	2020	% Change	% Change in CC6
Segments
Eurasia Banking
Services	$640.7	$699.7	(8.4)	(11.1)
Products	566.0	575.2	(1.6)	(3.6)
Software	147.1	156.2	(5.8)	(8.6)
Total Eurasia Banking	1,353.8	1,431.1	(5.4)	(7.9)

Americas Banking
Services	836.0	869.1	(3.8)	(3.8)
Products	401.3	417.2	(3.8)	(3.5)
Software	120.0	133.1	(9.8)	(9.8)
Total Americas Banking	1,357.3	1,419.4	(4.4)	(4.2)

Retail
Services	450.9	428.3	5.3	0.9
Products	550.8	456.5	20.7	17.4
Software	192.4	167.0	15.2	11.1
Total Retail	1,194.1	1,051.8	13.5	9.6

Total net sales	$3,905.2	$3,902.3	0.1	(1.8)

[6] - The company calculates constant currency by translating the prior-year period results at current year exchange rates.
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Financial Results of Operations and Segments (cont.)
($ in millions)
GAAP and Non-GAAP Profit/Loss Summary
Three months ended December 31, 2021 compared to December 31, 2020

	Three Months Ended
	December 31, 2021		December 31, 2020		Change
	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP		Non-GAAP
Services	$478.6	$478.6	$525.8	$525.8	$(47.2)		$(47.2)
Products	456.1	456.1	453.9	453.9	2.2		2.2
Software	124.9	124.9	126.2	126.2	(1.3)		(1.3)
Total net sales	$1,059.6	$1,059.6	$1,105.9	$1,105.9	$(46.3)		$(46.3)

Services	$141.3	$143.8	$150.1	$154.6	$(8.8)		$(10.8)
Products	64.6	70.3	78.2	87.7	(13.6)		(17.4)
Software	52.4	56.3	48.2	53.7	4.2		2.6
Total gross profit	$258.3	$270.4	$276.5	$296.0	$(18.2)		$(25.6)

Services	29.5%	30.0%	28.5%	29.4%	100	bps	60	bps
Products	14.2%	15.4%	17.2%	19.3%	(300)	bps	(390)	bps
Software	42.0%	45.1%	38.2%	42.6%	380	bps	250	bps
Total gross margin	24.4%	25.5%	25.0%	26.8%	(60)	bps	(130)	bps

Total operating expenses	$208.9	$161.0	$270.8	$191.3	$(61.9)		$(30.3)
Operating profit	$49.4	$109.4	$5.7	$104.7	$43.7		$4.7
Operating margin	4.7%	10.3%	0.5%	9.5%	420	bps	80	bps

Adjusted EBITDA		$126.2		$128.1			$(1.9)
Adjusted EBITDA margin		11.9%		11.6%			30	bps

Year ended December 31, 2021 compared to December 31, 2020

	Year Ended
	December 31, 2021		December 31, 2020		Change
	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP		Non-GAAP
Services	$1,927.6	$1,927.6	$1,997.1	$1,997.1	$(69.5)		$(69.5)
Products	1,518.1	1,518.1	1,448.9	1,448.9	69.2		69.2
Software	459.5	459.5	456.3	456.3	3.2		3.2
Total net sales	$3,905.2	$3,905.2	$3,902.3	$3,902.3	$2.9		$2.9

Services	$561.9	$569.5	$548.5	$580.4	$13.4		$(10.9)
Products	276.3	284.1	290.3	311.5	(14.0)		(27.4)
Software	205.2	214.8	196.2	207.1	9.0		7.7
Total gross profit	$1,043.4	$1,068.4	$1,035.0	$1,099.0	$8.4		$(30.6)

Services	29.1%	29.5%	27.5%	29.1%	160	bps	40	bps
Products	18.2%	18.7%	20.0%	21.5%	(180)	bps	(280)	bps
Software	44.7%	46.7%	43.0%	45.4%	170	bps	130	bps
Total gross margin	26.7%	27.4%	26.5%	28.2%	20	bps	(80)	bps

Total operating expenses	$906.3	$735.7	$1,011.0	$743.6	$(104.7)		$(7.9)
Operating profit	$137.1	$332.7	$24.0	$355.4	$113.1		$(22.7)
Operating margin	3.5%	8.5%	0.6%	9.1%	290	bps	(60)	bps

Adjusted EBITDA		$415.5		$453.0			$(37.5)
Adjusted EBITDA margin		10.6%		11.6%			(100)	bps

[7] - See note 1 for GAAP to Non-GAAP adjustments for gross profit; operating expenses, which include selling and administrative expense and research, development and engineering expense; and note 2 for Adjusted EBITDA.

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Financial Results of Operations and Segments (cont.)
($ in millions)
Gross Profit and Gross Margin Summary by Reportable Segments - Unaudited
Three months ended December 31, 2021 compared to December 31, 2020

	Three Months Ended
	December 31, 2021		December 31, 2020		Change
	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP		Non-GAAP
Eurasia Banking	$88.1	$99.0	$113.7	$123.3	$(25.6)		$(24.3)
Americas Banking	96.7	96.7	100.9	100.0	(4.2)		(3.3)
Retail	73.5	74.7	61.9	72.7	11.6		2.0
Total gross profit	$258.3	$270.4	$276.5	$296.0	$(18.2)		$(25.6)

Eurasia Banking	23.3%	26.3%	27.2%	29.4%	(390)	bps	(310)	bps
Americas Banking	25.1%	25.0%	26.9%	26.7%	(180)	bps	(170)	bps
Retail	24.6%	25.2%	19.9%	23.3%	470	bps	190	bps
Total gross margin	24.4%	25.5%	25.0%	26.8%	(60)	bps	(130)	bps

Year ended December 31, 2021 compared to December 31, 2020

	Year Ended
	December 31, 2021		December 31, 2020		Change
	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP		Non-GAAP
Eurasia Banking	$362.4	$386.9	$376.9	$427.6	$(14.5)		$(40.7)
Americas Banking	374.1	369.1	417.0	415.1	(42.9)		(46.0)
Retail	306.9	312.4	241.1	256.3	65.8		56.1
Total gross profit	$1,043.4	$1,068.4	$1,035.0	$1,099.0	$8.4		$(30.6)

Eurasia Banking	26.8%	28.6%	26.3%	29.9%	50	bps	(130)	bps
Americas Banking	27.6%	27.2%	29.4%	29.2%	(180)	bps	(200)	bps
Retail	25.7%	26.2%	22.9%	24.4%	280	bps	180	bps
Total gross margin	26.7%	27.4%	26.5%	28.2%	20	bps	(80)	bps

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q4 2021	Q4 2020	YTD 12/31/2021	YTD 12/31/2020
Net sales
Services	$581.6	$628.0	$2,303.6	$2,364.4
Products	478.0	477.9	1,601.6	1,537.9
Total	1,059.6	1,105.9	3,905.2	3,902.3
Cost of sales
Services	395.3	439.7	1,577.3	1,666.2
Products	406.0	389.7	1,284.5	1,201.1
Total	801.3	829.4	2,861.8	2,867.3
Gross profit	258.3	276.5	1,043.4	1,035.0
Gross margin	24.4%	25.0%	26.7%	26.5%
Operating expenses
Selling and administrative expense	171.9	228.9	775.6	858.6
Research, development and engineering expense	31.0	40.0	126.3	133.4
Loss (gain) on sale of assets, net	5.0	(1.5)	3.1	11.5
Impairment of assets	1.0	3.4	1.3	7.5
Total	208.9	270.8	906.3	1,011.0
Percent of net sales	19.7%	24.5%	23.2%	25.9%
Operating profit (loss)	49.4	5.7	137.1	24.0
Operating margin	4.7%	0.5%	3.5%	0.6%
Other income (expense)
Interest income	1.1	1.4	6.1	6.8
Interest expense	(45.6)	(52.1)	(195.3)	(292.7)
Foreign exchange, net	(2.9)	(4.9)	(2.0)	(14.4)
Miscellaneous, net	(3.2)	2.7	3.4	6.8
Total other income (expense)	(50.6)	(52.9)	(187.8)	(293.5)
Loss before taxes	(1.2)	(47.2)	(50.7)	(269.5)
Income tax expense (benefit)	38.8	3.9	27.7	(1.0)
Equity in earnings of unconsolidated subsidiaries	2.4	0.7	0.3	0.7
Net income (loss)	(37.6)	(50.4)	(78.1)	(267.8)
Net income (loss) attributable to noncontrolling interests	0.6	0.8	0.7	1.3
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(38.2)	$(51.2)	$(78.8)	$(269.1)

Basic and diluted weighted-average shares outstanding	78.4	77.7	78.3	77.6

Net income (loss) attributable to Diebold Nixdorf, Incorporated
Basic and diluted income (loss) per share	$(0.49)	$(0.66)	$(1.01)	$(3.47)

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	12/31/2021	12/31/2020
ASSETS
Current assets
Cash, cash equivalents and restricted cash	$388.9	$324.5
Short-term investments	34.3	37.2
Trade receivables, less allowances for doubtful accounts	595.2	646.9
Inventories	544.2	498.2
Other current assets	324.7	350.5
Total current assets	1,887.3	1,857.3
Securities and other investments	11.0	10.3
Property, plant and equipment, net	138.1	177.5
Goodwill	743.6	800.4
Customer relationships, net	301.7	407.9
Other assets	425.5	404.0
Total assets	$3,507.2	$3,657.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$47.1	$10.7
Accounts payable	706.3	499.9
Deferred revenue	322.4	346.8
Other current liabilities	673.6	792.1
Total current liabilities	1,749.4	1,649.5

Long-term debt	2,245.6	2,335.7
Long-term liabilities	349.2	484.7

Redeemable noncontrolling interests	—	19.2

Total Diebold Nixdorf, Incorporated shareholders' equity	(845.1)	(827.1)
Noncontrolling interests	8.1	(4.6)
Total equity	(837.0)	(831.7)
Total liabilities, redeemable noncontrolling interests and equity	$3,507.2	$3,657.4

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 12/31/2021	YTD 12/31/2020
Cash flow from operating activities
Net loss	$(78.1)	$(267.8)
Adjustments to reconcile net loss to cash provided (used) by operating activities:
Depreciation and amortization	70.9	97.5
Amortization of Wincor Nixdorf purchase accounting intangible assets	78.2	82.9
Amortization of deferred financing costs into interest expense	17.3	45.4
Debt prepayment costs	—	67.2
Impairment of assets	1.3	7.5
Deferred income taxes	(12.6)	(27.1)
Other	16.9	14.1
Changes in certain assets and liabilities
Trade receivables	16.4	(19.7)
Inventories	(84.8)	(14.8)
Income taxes	(5.3)	(23.1)
Accounts payable	241.4	10.6
Deferred revenue	(9.1)	20.2
Warranty liability	0.3	(5.6)
Pension and other post-retirement benefits	(13.0)	(14.7)
Certain other assets and liabilities	(116.5)	45.4
Net cash provided (used) by operating activities	123.3	18.0
Cash flow from investing activities
Proceeds from divestitures, net of cash divested	1.1	(37.0)
Net investment activity	(0.7)	(26.7)
Capital expenditures	(20.2)	(27.5)
Capitalized software development	(31.1)	(17.2)
Other	1.7	25.8
Net cash provided (used) by investing activities	(49.2)	(82.6)
Cash flow from financing activities
Debt issuance costs	—	(26.4)
Debt prepayment costs	—	(67.2)
Net debt borrowings (repayments)	(7.3)	118.0
Distributions to noncontrolling interest holders	(1.3)	(0.9)
Contributions from noncontrolling interest holders	12.7	—
Other	(7.7)	(6.6)
Net cash provided (used) by financing activities	(3.6)	16.9
Effect of exchange rate changes on cash and cash equivalents	(5.7)	(3.2)
Change in cash, cash equivalents and restricted cash	64.8	(50.9)
Add: Cash included in assets held for sale at beginning of year	2.7	97.2
Less: Cash included in assets held for sale at end of year	3.1	2.7
Cash, cash equivalents and restricted cash at the beginning of the year	324.5	280.9
Cash, cash equivalents and restricted cash at the end of the year	$388.9	$324.5
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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow/(use) and net debt.

1.Profit/loss summary (Dollars in millions):

	Q4 2021						Q4 2020
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,059.6	$258.3	24.4%	$208.9	$49.4	4.7%	$1,105.9	$276.5	25.0%	$270.8	$5.7	0.5%
Restructuring and DN Now transformation expenses	—	5.4		(19.1)	24.5		—	16.5		(55.1)	71.6
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(18.9)	18.9		—	—		(19.7)	19.7
Non-routine income/expense:
Impairment of assets	—	—		(1.3)	1.3		—	—		(3.4)	3.4
Legal/deal expense	—	—		(4.2)	4.2		—	—		(0.2)	0.2
Costs related to previously divested business in Germany	—	—		—	—		—	(0.2)		—	(0.2)
Divestitures and fixed asset sales	—	—		(3.9)	3.9		—	—		1.5	(1.5)
Loss making contract related to discontinued offering	—	0.5		0.3	0.2		—	—		—	—
Inventory charge/gain	—	6.6		—	6.6		—	—		—	—
Other	—	(0.4)		(0.8)	0.4		—	3.2		(2.6)	5.8
Non-routine expenses, net	—	6.7		(9.9)	16.6		—	3.0		(4.7)	7.7
Non-GAAP Results	$1,059.6	$270.4	25.5%	$161.0	$109.4	10.3%	$1,105.9	$296.0	26.8%	$191.3	$104.7	9.5%

	YTD 12/31/2021						YTD 12/31/2020
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$3,905.2	$1,043.4	26.7%	$906.3	$137.1	3.5%	$3,902.3	$1,035.0	26.5%	$1,011.0	$24.0	0.6%
Restructuring and DN Now transformation expenses	—	20.0		(78.9)	98.9		—	22.3		(159.5)	181.8
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(78.2)	78.2		—	7.5		(75.4)	82.9
Non-routine income/expense:
Impairment of assets	—	—		(1.3)	1.3		—	—		(7.5)	7.5
Legal/deal expense	—	—		(8.1)	8.1		—	—		(8.4)	8.4
Costs related to previously divested business in Germany	—	—		—	—		—	4.6		—	4.6
Divestitures and fixed asset sales	—	—		(2.0)	2.0		—	—		(11.3)	11.3
Loss making contract related to discontinued offering	—	2.8		—	2.8		—	25.5		—	25.5
Inventory charge/gain	—	6.6		—	6.6		—	2.3		—	2.3
Other	—	(4.4)		(2.1)	(2.3)		—	1.8		(5.3)	7.1
Non-routine expenses, net	—	5.0		(13.5)	18.5		—	34.2		(32.5)	66.7
Non-GAAP Results	$3,905.2	$1,068.4	27.4%	$735.7	$332.7	8.5%	$3,902.3	$1,099.0	28.2%	$743.6	$355.4	9.1%
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	Q4 2021				Q4 2020
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Results	$141.3	$64.6	$52.4	$258.3	$150.1	$78.2	$48.2	$276.5
Restructuring and DN Now transformation expenses	2.2	1.1	2.1	5.4	5.6	5.4	5.5	16.5
Non-routine income/expense:
Costs related to previously divested business in Germany	—	—	—	—	—	(0.2)	—	(0.2)
Loss making contract related to discontinued offering	(1.4)	—	1.9	0.5	—	—	—	—
Inventory charge/gain	2.1	4.5	—	6.6	—	—	—	—
Other	(0.4)	0.1	(0.1)	(0.4)	(1.1)	4.3	—	3.2
Non-routine expenses, net	0.3	4.6	1.8	6.7	(1.1)	4.1	—	3.0
Non-GAAP Results	$143.8	$70.3	$56.3	$270.4	$154.6	$87.7	$53.7	$296.0

	YTD 12/31/2021				YTD 12/31/2020
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Results	$561.9	$276.3	$205.2	$1,043.4	$548.5	$290.3	$196.2	$1,035.0
Restructuring and DN Now transformation expenses	10.8	2.9	6.3	20.0	7.4	8.0	6.9	22.3
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—	—	—	—	3.5	4.0	7.5
Non-routine income/expense:
Costs related to previously divested business in Germany	—	—	—	—	—	4.6	—	4.6
Loss making contract related to discontinued offering	0.9	—	1.9	2.8	25.5	—	—	25.5
Inventory charge/gain	2.1	4.5	—	6.6	2.5	(0.2)	—	2.3
Other	(6.2)	0.4	1.4	(4.4)	(3.5)	5.3	—	1.8
Non-routine expenses, net	(3.2)	4.9	3.3	5.0	24.5	9.7	—	34.2
Non-GAAP Results	$569.5	$284.1	$214.8	$1,068.4	$580.4	$311.5	$207.1	$1,099.0

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	Q4 2021				Q4 2020
	Eurasia Banking	Americas Banking	Retail	Total GP	Eurasia Banking	Americas Banking	Retail	Total GP
GAAP Results	$88.1	$96.7	$73.5	$258.3	$113.7	$100.9	$61.9	$276.5
Restructuring and DN Now transformation expenses	3.8	0.4	1.2	5.4	9.7	0.1	6.7	16.5
Non-routine income/expense:
Costs related to previously divested business in Germany	—	—	—	—	(0.2)	—	—	(0.2)
Loss making contract related to discontinued offering	0.5	—	—	0.5	—	—	—	—
Inventory charge/gain	6.6	—	—	6.6	—	—	—	—
Other	—	(0.4)	—	(0.4)	0.1	(1.0)	4.1	3.2
Non-routine expenses, net	7.1	(0.4)	—	6.7	(0.1)	(1.0)	4.1	3.0
Non-GAAP Results	$99.0	$96.7	$74.7	$270.4	$123.3	$100.0	$72.7	$296.0

	YTD 12/31/2021				YTD 12/31/2020
	Eurasia Banking	Americas Banking	Retail	Total GP	Eurasia Banking	Americas Banking	Retail	Total GP
GAAP Results	$362.4	$374.1	$306.9	$1,043.4	$376.9	$417.0	$241.1	$1,035.0
Restructuring and DN Now transformation expenses	14.1	0.8	5.1	20.0	13.2	0.4	8.7	22.3
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—	—	—	7.5	—	—	7.5
Non-routine income/expense:
Costs related to previously divested business in Germany	—	—	—	—	4.6	—	—	4.6
Loss making contract related to discontinued offering	2.8	—	—	2.8	25.5	—	—	25.5
Inventory charge/gain	6.6	—	—	6.6	—	—	2.3	2.3
Other	1.0	(5.8)	0.4	(4.4)	(0.1)	(2.3)	4.2	1.8
Non-routine expenses, net	10.4	(5.8)	0.4	5.0	30.0	(2.3)	6.5	34.2
Non-GAAP Results	$386.9	$369.1	$312.4	$1,068.4	$427.6	$415.1	$256.3	$1,099.0

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment, including GAAP restructuring costs, as well as the third-party costs of the DN Now transformation program and accelerated depreciation. The Wincor Nixdorf intangible asset amortization relates to the intangible assets established in purchase accounting as management believes that this is useful information to investors by highlighting the impact on the company's operations. Impairments were recorded by the company primarily related to non-core businesses transferred to assets held for sale. Legal and deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. The divestitures and fixed asset sales relates primarily to the divestitures of non-core businesses in both 2021 and 2020. The loss making contracts represent charges incurred in 2021 and 2020 for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations, and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. With respect to 2021, other includes the impact of certain costs related to a divested business and incremental payments made to essential service technicians for their contributions during the COVID-19 pandemic, offset by subsidies received related to the COVID-19 pandemic, and for 2020 includes incremental payments made to essential service technicians for their contributions during the COVID-19 pandemic and certain IT projects.

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2.Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) (Dollars in millions):

	Q4 2021	Q4 2020	YTD 12/31/2021	YTD 12/31/2020
Net income (loss)	$(37.6)	$(50.4)	$(78.1)	$(267.8)
Income tax expense (benefit)	38.8	3.9	27.7	(1.0)
Interest income	(1.1)	(1.4)	(6.1)	(6.8)
Interest expense	45.6	52.1	195.3	292.7
Depreciation and amortization	34.6	42.1	149.1	180.4
EBITDA	80.3	46.3	287.9	197.5
Share-based compensation	1.1	3.8	13.8	14.9
Foreign exchange (gain) loss, net	2.9	4.9	2.0	14.4
Miscellaneous, net	3.2	(2.7)	(3.4)	(6.8)
Equity in earnings of unconsolidated subsidiaries	(2.4)	(0.7)	(0.3)	(0.7)
Restructuring and DN Now transformation expenses	24.5	68.8	97.0	167.0
Non-routine expenses, net	16.6	7.7	18.5	66.7
Adjusted EBITDA	$126.2	$128.1	$415.5	$453.0
Adjusted EBITDA % revenue	11.9%	11.6%	10.6%	11.6%

The company defines EBITDA as net income/loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Consistent with the company's credit agreement, adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and DN Now transformation expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the adjusted EBITDA reconciliation of $18.9 and $19.7 for the three months ended December 31, 2021 and 2020, respectively, and $78.2 and $82.9 for the twelve months ended December 31, 2021 and 2020, respectively. Additionally, accelerated depreciation expense of $0.0 and $2.8 for the three months ended December 31, 2021 and 2020, respectively, and $1.9 and $14.8 for the twelve months ended December 31, 2021 and 2020, respectively, was excluded from Restructuring and DN Now transformation expenses. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; as a result, the company excluded from the depreciation and amortization caption $4.3 for each of the three months ended December 31, 2021 and 2020, and $17.3 and $45.4 for the twelve months ended December 31, 2021 and 2020. These are non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure, and working capital requirements. However, EBITDA and adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to non-GAAP EPS (Dollars in millions, except per share data):

	Q4 2021		Q4 2020		YTD 12/31/2021		YTD 12/31/2020
	$	per share	$	per share	$	per share	$	per share
Net loss	$(37.6)	$(0.48)	$(50.4)	$(0.65)	$(78.1)	$(1.00)	$(267.8)	$(3.45)
Net income (loss) attributable to noncontrolling interests	0.6	0.01	0.8	0.01	0.7	0.01	1.3	0.02
Net loss attributable to Diebold Nixdorf, Incorporated	$(38.2)	$(0.49)	$(51.2)	$(0.66)	$(78.8)	$(1.01)	$(269.1)	$(3.47)
Restructuring and DN Now transformation expenses	24.5	0.31	71.6	0.90	98.9	1.26	181.8	2.31
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	18.9	0.24	19.7	0.25	78.2	1.00	82.9	1.05
Interest expense related to debt prepayment costs and write-off of deferred financings costs	—	—	—	—	—	—	95.1	1.21
Gain on surrender of Company-owned life insurance policies	—	—	—	—	—	—	(7.2)	(0.09)
Non-routine income/expense:
Impairment - asset held for sale	1.3	0.02	3.4	0.04	1.3	0.02	7.5	0.10
Legal/deal expense	4.2	0.05	0.2	—	8.1	0.10	8.4	0.11
Costs related to previously divested business in Germany	—	—	(0.2)	—	—	—	4.6	0.06
Divestitures and fixed asset sales	3.9	0.05	(1.5)	(0.02)	2.0	0.03	11.3	0.14
Loss making contract related to discontinued offering	0.2	—	—	—	2.8	0.04	25.5	0.32
Inventory charge/gain	6.6	0.08	—	—	6.6	0.08	2.3	0.03
Other	0.4	0.01	0.6	0.03	(2.3)	(0.03)	1.9	0.07
Non-routine (income)/expense	16.6	0.21	2.5	0.05	18.5	0.24	61.5	0.83
Tax impact (inclusive of allocation of discrete tax items)	(16.4)	(0.21)	(7.9)	(0.10)	(53.3)	(0.68)	(83.8)	(1.06)
Total adjusted net income (loss) (non-GAAP measure)	$6.0	$0.07	$35.5	$0.45	$64.2	$0.81	$62.5	$0.80
Net income (loss) attributable to noncontrolling interests	0.6	0.01	0.8	0.01	0.7	0.01	1.3	0.02
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (non-GAAP measure)	$5.4	$0.06	$34.7	$0.44	$63.5	$0.80	$61.2	$0.78

Refer to note 1 for additional information on non-routine (income)/expense for the periods presented.

4.Net debt is calculated as follows (Dollars in millions):

	December 31, 2021	December 31, 2020
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$423.2	$361.7
Cash included in assets held for sale	3.1	2.7
Debt instruments	(2,292.7)	(2,346.4)
Net debt (non-GAAP measure)	$(1,866.4)	$(1,982.0)

We believe that given the significant cash, cash equivalents and short-term investments on the balance sheet, net cash against outstanding debt is a meaningful measure.

DN-F
###

PR_22-4044
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